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Bank of America Corporation and Subsidiaries                     Exhibit 12(a)
Ratio of Earnings to Fixed Charges

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                                                                            Year Ended December 31
                                                    -----------------------------------------------------------------------
(Dollars in millions)                                   2000        1999       1998        1997        1996        1995
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
Excluding Interest on Deposits

Income before income taxes                           $ 11,788    $ 12,215    $  8,048   $ 10,556    $  9,311    $  8,377

Less: Equity in undistributed earnings
  of unconsolidated subsidiaries                          (27)       (167)        162        (49)         (7)        (19)

Fixed charges:
    Interest expense (including capitalized
    interest)                                          13,806      10,084       9,479      8,219       7,082       6,354
    1/3 of net rent expense                               368         342         335        302         282         275
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       Total fixed charges                             14,174      10,426       9,814      8,521       7,364       6,629
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Earnings (excluding capitalized interest)            $ 25,935    $ 22,474    $ 18,024   $ 19,028    $ 16,668    $ 14,987
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Fixed charges                                        $ 14,174    $ 10,426    $  9,814   $  8,521    $  7,364    $  6,629
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Ratio of earnings to fixed charges                       1.83        2.16       1.84        2.23        2.26        2.26
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

---------------------------------------------------------------------------------------------------------------------------
                                                                            Year Ended December 31
                                                    -----------------------------------------------------------------------
(Dollars in millions)                                  2000        1999         1998        1997        1996       1995
---------------------------------------------------------------------------------------------------------------------------
Including Interest on Deposits

Income before income taxes                           $ 11,788    $ 12,215    $  8,048   $ 10,556    $  9,311    $  8,377

Less: Equity in undistributed earnings
  of unconsolidated subsidiaries                          (27)       (167)        162        (49)         (7)        (19)

Fixed charges:
     Interest expense (including capitalized
     interest)                                         24,816      19,086      20,290     18,903      16,682      16,369
     1/3 of net rent expense                              368         342         335        302         282         275
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        Total fixed charges                            25,184      19,428      20,625     19,205      16,964      16,644
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Earnings (excluding capitalized interest)             $ 36,945   $ 31,476    $ 28,835   $ 29,712    $ 26,268    $ 25,002
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Fixed charges                                         $ 25,184   $ 19,428    $ 20,625   $ 19,205    $ 16,964    $ 16,644
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Ratio of earnings to fixed charges                        1.47       1.62        1.40       1.55        1.55        1.50
===========================================================================================================================

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